   As filed with the Securities and Exchange Commission on February 25, 2005
                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                            MAN SANG HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                            NEVADA                                                      87-0539570
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

   21/F RAILWAY PLAZA, 39 CHATHAM ROAD SOUTH, TSIMSHATSUI, KOWLOON, HONG KONG
                    (Address of principal executive offices)

                 MAN SANG HOLDINGS, INC. 1996 STOCK OPTION PLAN
                            (Full title of the plan)

                            CHENG CHUNG HING, RICKY
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            MAN SANG HOLDINGS, INC.
             21/F RAILWAY PLAZA, 39 CHATHAM ROAD SOUTH, TSIMSHATSUI
                               KOWLOON, HONG KONG

                                (852) 2317-5300
(Name, address and telephone number, including area code, of agent for service)

                               ------------------

                                   COPIES TO:

                                  MAURICE HOO
                                  PERKINS COIE
                           25/F THREE EXCHANGE SQUARE
                           8 CONNAUGHT PLACE, CENTRAL
                                   HONG KONG
                                (852) 2878-1177

                               ------------------

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                   PROPOSED MAXIMUM        PROPOSED MAXIMUM
             TITLE OF SECURITIES                 AMOUNT TO BE     OFFERING PRICE PER      AGGREGATE OFFERING       AMOUNT OF
               TO BE REGISTERED                 REGISTERED(1)           SHARE                   PRICE           REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,           700,000             $1.18(2)               $826,000(2)            $97.22
subject to outstanding options under the Man
Sang Holdings, Inc. 1996 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share,          1,200,000            $7.94(3)              $9,528,000(3)         $1,121.45
reserved but not subject to outstanding
options, under the Man Sang Holdings, Inc.
1996 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
        TOTAL                                     1,900,000                                   $10,354,000          $1,218.67
===================================================================================================================================

(1) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the Company's outstanding Common Stock.

(2) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based upon $1.18, which represents the weighted average of the exercise prices of currently outstanding options, which range from $1.10 to $1.22 per share.

(3) Estimated pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based upon a share price of $7.94, which was the average of the high price ($8.12) and the low price ($7.75) of the Company's Common Stock as reported on the Over the Counter Bulletin Board on February 23, 2005.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents filed with the Securities and Exchange Commission (the "Commission") by the Company are hereby incorporated by reference into this Registration Statement:

      (i) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2004, filed with the Commission on June 29, 2004;

      (ii) The Company's Quarterly Reports on Form 10-Q for the periods ended June 30, 2004, September 30, 2004 and December 31, 2004, filed with the Commission on August 13, 2004, November 12, 2004 and February 7, 2005, respectively;

      (iii) The Company's Current Reports on Form 8-K filed with the Commission on July 13, 2004, as amended, and September 16, 2004; and

      (iv) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A12G, filed with the Commission on June 17, 1996, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any amendment or report filed for the purpose of updating such description.

      In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all of the securities offered hereby have been sold or which deregisters all such securities covered hereby and then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF COMMON STOCK.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 78.751 of the Nevada General Corporation Law provides that a corporation may indemnify its current and former officers, directors, employees and agents against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement and that were incurred in connection with actions, suits, or proceedings, except an action by or in the right of the corporation, in which such persons are parties by reason of the fact that they are or were an officer, director, employee or agent of the corporation, if such person (i) has not been adjudged to be liable to the corporation; (ii) acted in good faith; (iii) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful and (iv) reasonably believed that the conduct was in the best interests of the corporation.

      Further, Section 78.752 of the Nevada General Corporation Law permits a corporation to purchase and maintain insurance on behalf of its officers, directors, employees and agents against any liability that may be asserted against or incurred by, such persons in their capacities as officers, directors, employees and agents of the corporation, whether or not the corporation would have had the power to indemnify the person against the liability under the provisions of Nevada General Corporation Law.

      The Company's Articles of Incorporation and Bylaws provide that the Company is required to indemnify, to the fullest extent provided by Section
78.751 of the Nevada General Corporation Law, any current or former director or officer who is made, or threatened to be made, a party to an action or proceeding by reason of the fact that such person serves or served as a director or officer of the Company.

      Our Articles of Incorporation include a provision that limits personal liability for a breach of fiduciary duty by any of our directors or officers. Such provision eliminates the personal liability of directors and officers for damages occasioned by a breach of fiduciary duty, except for liability based on intentional misconduct, fraud, a knowing violation of law or the payment of an unlawful dividend in violation of Section 78.300 of the Nevada General Corporation Law.

      The Company has directors' and officers' insurance coverage that insures the directors and officers of the Company and its subsidiaries against certain liabilities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable

ITEM 8. EXHIBITS

   EXHIBIT
     NO.                                  DESCRIPTION
  ---------       --------------------------------------------------------------
     5.1          Legal Opinion of Lionel Sawyer & Collins, P.C. regarding the legality of the Common Stock being registered

     23.1         Consent of Deloitte Touche Tohmatsu

     23.2 Consent of Lionel Sawyer & Collins, P.C. (included in opinion filed as Exhibit 5.1)

     24.1         Power of Attorney (contained in the signature page)

     99.1 Man Sang Holdings, Inc. 1996 Stock Option Plan (incorporated by reference to the Company's Definitive Proxy Statement on
                  Schedule 14A, filed on October 25, 1996)

ITEM 9. UNDERTAKINGS

A. The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tsimshatsui, Kowloon, Hong Kong, on the 25th day of February, 2005.

                            MAN SANG HOLDINGS, INC.


                            By:  /s/ CHENG Chung Hing, Ricky
                                 -----------------------------------------------
                                 CHENG Chung Hing, Ricky
                                 Chairman, President and Chief Executive Officer

                                POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Cheng Chung Hing, Ricky and Au Moon Ying, Henry, as attorneys-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 25th day of February, 2005.

SIGNATURE                             TITLE
---------                             -----
    /s/ CHENG Chung Hing, Ricky       Chairman of the Board, President and Chief
    -----------------------------       Executive Officer (Principal Executive Officer)
    Cheng Chung Hing, Ricky

    /s/ AU Moon Ying, Henry           Chief Financial Officer (Principal Financial and
    -----------------------------       Accounting Officer)
    Au Moon Ying, Henry

    /s/ CHENG Tai Po                  Vice Chairman of the Board and Director
    -------------------------
    Cheng Tai Po

    /s/ YAN Sau Man, Amy              Vice President and Director
    -------------------------
    Yan Sau Man, Amy

    /s/ LAI Chau Ming, Matthew        Director
    -----------------------------
    Lai Chau Ming, Matthew

    /s/ YUEN Ka Lok, Ernest           Director
    -------------------------
    Yuen Ka Lok, Ernest

    /s/ LEE Kang Bor, Thomas          Director
    -------------------------
    Lee Kang Bor, Thomas

                               INDEX TO EXHIBITS

   EXHIBIT
     NO.                                  DESCRIPTION
  ---------       --------------------------------------------------------------
     5.1          Legal Opinion of Lionel Sawyer & Collins, P.C. regarding the legality of the Common Stock being registered

     23.1         Consent of Deloitte Touche Tohmatsu

     23.2 Consent of Lionel Sawyer & Collins, P.C. (included in opinion filed as Exhibit 5.1)

     24.1         Power of Attorney (contained in the signature page)

     99.1 Man Sang Holdings, Inc. 1996 Stock Option Plan (incorporated by reference to the Company's Definitive Proxy Statement on
                  Schedule 14A, filed on October 25, 1996)